UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ASHFORD HOSPITALITY PRIME, INC.

(Name of the Registrant as Specified in its Charter)

SESSA CAPITAL (MASTER), L.P.

SESSA CAPITAL GP, LLC

SESSA CAPITAL IM, L.P.

SESSA CAPITAL IM GP, LLC

JOHN E. PETRY

LAWRENCE A. CUNNINGHAM

PHILIP B. LIVINGSTON

DANIEL B. SILVERS

CHRIS D. WHEELER

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On May 5, 2016, Sessa Capital (Master), L.P. posted the following materials to http://www.FixAshfordPrime.com:

UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

ASHFORD HOSPITALITY PRIME, INC.,

Plaintiff,

v.

SESSA CAPITAL (MASTER), L.P., SESSA CAPITAL GP, LLC, SESSA CAPITAL IM, L.P., SESSA CAPITAL IM GP, LLC, JOHN E. PETRY, PHILIP B. LIVINGSTON, LAWRENCE A. CUNNINGHAM, DANIEL B. SILVERS and CHRIS D. WHEELER,

Defendants;

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	NO. 3:16-cv-00713-N

MEMORANDUM IN OPPOSITION TO ASHFORD PRIME’S

MOTION FOR PRELIMINARY INJUNCTION

TABLE OF CONTENTS

INTRODUCTION				1

FACTUAL BACKGROUND				2

	A.	The Parties		3

	B.	The Incumbent Directors’ Abuse the Advance Notice Provisions		4

		1.	The Incumbent Directors Create a Special Questionnaire Solely for the Sessa Candidates	5

		2.	Ashford Prime Uses the Questionnaire and the Advance Notice Provisions to Discriminate Against Sessa and the Sessa Candidates	7

	C.	The Company Announces that It Will Not Count Votes in Favor of the Sessa Nominees		8

	D.	The Incumbent Directors’ Pattern of Attempting to Entrench Themselves		9

		1.	The Proxy Penalty and Poison Put	9

		2.	The Penny Preferred	10

		3.	Self-Dealing Financial Transactions Benefitting Mr. Bennett	10

		4.	The Company’s Threats Against the Sessa Parties	11

APPLICABLE LEGAL STANDARDS				11

ARGUMENT				13

I.	Ashford Prime Cannot Establish That it Is Likely to Succeed on the Merits Because the Sessa Parties Have Not Withheld Material Information			14

	A.		The Sessa Parties Do Not Have Secret Plans or Proposals	14

	B.		The Sessa Parties Did Not Fail to Disclose Risks	16

	C.		The Sessa Parties Did Not Fail to Disclose Mr. Livingston’s Stock Purchase	17

	D.		The Sessa Parties Have Not Formed a “Group” with Mr. Livingston	19

	E.		Mr. Livingston Has Not Engaged in “Resume Padding”	20

	F.		The Sessa Parties Have Not Posted Statements About Ashford Prime on the Value Investors Club Website	22

II.	Ashford Prime Is Not Likely to Succeed on the Merits Because the It Has Applied the Advance Notice Provisions in a Discriminatory and Inequitable Manner			23

III.	Ashford Prime Is Unlikely to Prevail on the Merits Because it Has No Standing to Bring a Section 14(a) Claim			25

CONCLUSION				25

i

TABLE OF AUTHORITIES

Cases

7547 Corp. v. Parker & Parsley Dev. Partners, L.P., 38 F.3d 211 (5th Cir. 1994)	25

Aprahamian v. HBO & Co., 531 A.2d 1204 (Del. Ch. 1987)	12

ASARCO LLC v. Americas Min. Corp., 382 B.R. 49 (S.D. Tex. 2007)	13

Bluefield Water Ass’n, Inc. v. City of Starkville, Miss., 577 F.3d 250 (5th Cir. 2009)	13

Hubbard v. Hollywood Park Realty Enters., Inc., Civil Action No. 11779, 1991 Del. Ch. LEXIS 9 (Del Ch. 1991)	12, 18, 23

JANA Master Fund, Ltd. v. CNET Networks, Inc., 954 A.2d 335 (Del. Ch. 2008)	13

Kallick v. SandRidge Energy, Inc., 68 A.3d 242 (Del. Ch. 2013)	17

Kramer v. Liberty Prop. Trust, 968 A.2d 120 (Md. 2009)	13

Openwave Sys., Inc. v. Harbinger Capital Partners Master Fund I, Ltd., 924 A.2d 228 (Del. Ch. 2007)	12, 23

Roho, Inc. v. Marquis, 902 F.2d 356 (5th Cir. 1990)	13

San Antonio Fire & Police Pension Fund v. Amylin Pharms., Inc., 983 A.2d 304 ( Del. Ch. 2009)	17

SEC v. Gonzalez de Castilla, 184 F. Supp. 2d 365 (S.D.N.Y. 2002)	20

Shaker v. Foxby Corp., Case No. 24-C-04-007613, 2005 Md. Cir. Ct. LEXIS 16 (Mar. 15, 2005)	12, 13, 23

Shenker v. Laureate Educ., Inc., 983 A.2d 408 (Md. 2009)	12

Sherwood v. Chan Tze Ngon, 2011 Del. Ch. LEXIS 202 (Del. Ch. 2011)	23

Storetrax.com, Inc. v. Gurland, 915 A.2d 991 (Md. 2007)	12

Tenet Healthcare Corp. v. Cmty. Health Sys., Inc., 839 F. Supp. 2d 869 (N.D. Tex. 2012) (Lynn, C.J.	25

ii

Statutes

17 C.F.R. § 240.13d–5 (b)(1)	20

17 CFR § 240.14a-17(b)	22

Md. Code Ann., Corps. & Ass’ns § 2-404(b)(1)	11

Md. Code Ann., Corps. & Ass’ns § 2-504	12

Other Authorities

Lawrence A. Hamermesh, Commentaries on Delaware’s Choice: Director Nominations, 39 Del. J. Corp. L. 117 (2014)	12

Melvin Aron Eisenberg, Access to the Corporate Proxy Machinery, 83 Harv. L. Rev. 1489 (1970)	12

iii

Defendants Sessa Capital (Master), L.P., Sessa Capital GP, LLC, Sessa Capital IM, L.P. and Sessa Capital IM CP, LLC, (collectively “Sessa”), along with Defendants John E. Petry, Phillip B. Livingston, Lawrence A. Cunningham, Daniel B. Silver and Chris D. Wheeler (collectively, the “Sessa Candidates” and together with Sessa, the “Sessa Parties”) hereby submit the following Memorandum in Opposition to the Motion for Preliminary Injunction filed by Ashford Hospitality Prime, Inc. (“Ashford Prime” or “the Company”).

INTRODUCTION

On April 25, 2016, Ashford Prime announced the latest and most brazen step in its efforts to frustrate the voting rights of Ashford Prime’s stockholders and to perpetuate the incumbent directors in office. Unsatisfied with the uneven playing field created by the Proxy Penalty at issue in Sessa’s motion for preliminary injunction, the Company has now announced that it has disqualified all of the Sessa Candidates from standing for election and that the Company does “not intend to count any stockholder votes for Sessa’s proposed nominees.” (App. 16-85, Ex. 2, Ashford Prime’s Definitive Proxy Statement filed Apr. 25, 2016.) In this motion, the Company has the audacity to ask this Court to sanction its plan to disenfranchise Ashford Prime’s stockholders and to usurp for themselves the stockholders’ power to decide who should be elected to Ashford Prime’s Board of Directors.

The Court should decline this pernicious invitation. Instead, the Court should enjoin the Company and its incumbent directors from disqualifying the Sessa Candidates, so that the stockholders can freely and fairly elect the directors of their choosing, as is their right under Maryland law.

1

Ashford Prime’s Motion for Preliminary Injunction should be denied for the simple reason that Ashford Prime cannot establish that it is likely to succeed on the merits. Discovery has conclusively established that there is no truth to the incumbent directors’ pivotal assertion that the Sessa Candidates have secret plans to sell the Company or its assets, or to unilaterally repudiate the Company’s Advisory Agreement with Ashford Inc. As a result, there are no material misstatements or omissions in the nomination materials timely provided to the Company in accordance with the Advance Notice Provisions. Nor have Sessa or the Sessa Candidates violated any applicable provisions of the federal securities laws or traded on any material non-public information.

The evidence adduced in discovery also firmly demonstrates that the incumbent directors are using the Advance Notice Provisions to discriminate against the Sessa Candidates and to entrench themselves in office. Pursuing what their own financial advisor has described as a “strategy of declaring [the Sessa] nominees invalid,” (App. 13, Ex. 1, Kaye Notes), the Company first cooked up a dramatically different and more onerous questionnaire for the Sessa Candidates than the one provided to the incumbent directors. Having laid the trap with dozens of new questions and dozens more that were vastly expanded to the point of absurdity, the Company now contends that the Sessa Candidates did not answer the questions to their satisfaction.

But as the Court will see, the Sessa Candidates responded fairly to all of the questions and have not been withholding material information from the Company or its stockholders. They have complied with the Advance Notice Provisions of the Ashford Prime bylaws. In making its arguments to the contrary, the Company relies on issues that can be described only as trivial or feigned, and seeks to hold the Sessa Candidates to an entirely different standard than it requires of the incumbent directors.

It is well established that advance notice provisions will not be enforced when applied by the Company in a discriminatory or inequitable manner. That is precisely what the Company is attempting to do here, and its efforts should be soundly rejected.

2

FACTUAL BACKGROUND

A.	The Parties

Sessa owns approximately 8.2% of Ashford Prime’s common stock. In an effort to address a long pattern of atrocious corporate governance, self-dealing, and related poor stock performance,1 Sessa has nominated five individuals to stand for election to Ashford Prime’s seven-member Board of Directors. Although Ashford Prime refers to Sessa as an “activist,” Sessa has never before conducted a proxy contest or even filed a Schedule 13D prior to its investment in Ashford Prime.

The Sessa Candidates are exceptionally well qualified to serve on Ashford Prime’s Board. Mr. Wheeler has served as the CEO of a publicly traded REIT. (App. 108-13, Ex. 4, Sessa’s Definitive Proxy Statement filed Feb. 26, 2016.) Mr. Silvers has served on the board of directors of multiple publicly traded corporations, including some in the hospitality sector. Id. Mr. Cunningham is a professor of law at The George Washington University Law School, where he specializes in corporate governance. Id. Mr. Livingston has served as the CEO and CFO of several corporations and has served on the boards of approximately 10 public companies. Id. Mr. Petry is the founder of a successful hedge fund that is Ashford Prime’s third largest stockholder.

The Ashford Prime Board of Directors is currently comprised of two insiders and five supposedly independent directors. The two insiders are Monty J. Bennett, the Company’s Chairman and CEO, and the son of the founder of the original Ashford entities; and Douglas A. Kessler, the Company’s President. The five supposedly independent directors are: Curtis B. McWilliams, the Company’s lead outside director; Stefani D. Carter, Chair of the Nominating and Governance Committee; Andrew Strong, also on the Nominating and Governance Committee; Matthew D. Rinaldi; and W. Michael Murphy.

________________________

1 Sessa believes that the stock of Ashford Prime trades at a deep discount to the value of its assets because the pattern of poor corporate governance, self-dealing and lack of respect for the interests of stockholders that have been exhibited by incumbent management and the incumbent Board. (App. 95-97, Ex. 3, Petry Dep. 110:23-112:6.)

3

The outside directors are not highly qualified. Three of the five outside directors (Carter, Strong and Rinaldi) are lawyers with no substantial business or hospitality experience and no other experience as board members of public companies. In addition, Mr. Murphy is now over 70 years old, the presumptive retirement age for directors under the Company’s bylaws.

The compensation provided to members of the Ashford Prime Board is lavish for a part time job. Including cash and stock awards, the outside Ashford Prime Board members were paid between $149,880 and $193,880 in 2015. (App. 16-85, Ex. 2, Ashford Prime’s Definitive Proxy Statement filed Apr. 25, 2016.) In addition, they received substantial perks, such as complimentary stays at the Company’s luxury hotels. (App. 143, Ex. 6, Murphy Dep. 61:8-11.)

Discovery has revealed that most of the outside directors of Ashford Prime are far from independent. Ms. Carter is a young lawyer with no relevant business experience and no other substantial employment. The compensation she receives as a member of the Ashford Prime Board makes up the lion’s share of her annual income, making her financially dependent on the position.2 Mr. Murphy is a forty-year friend of Mr. Bennett’s father, who depends on his position as an Ashford Prime director for roughly 30% of his annual income. Mr. Strong has been a personal friend of Mr. Bennett since high school. Mr. Rinaldi is a Texas State Representative whose campaigns have been funded by Mr. Bennett. When the company went public in 2013 Mr. Bennett hand selected four of the five incumbents. (App. 128-32, Ex. 5, Bennett Dep. 149:5-153:20.)

________________________

2 Ms. Carter claimed in her deposition that she did not know how much money she made in 2015. (App. 161, Ex. 7, Carter Dep. 20:11-19.) However, she conceded that it was less than $300,000 and possibly less than $200,000. (App. 162, Id., 21:1-14.) Her total compensation in 2015 as a director of Ashford Prime was $167,380. (App. 16-85, Ex. 2, Ashford Prime’s Definitive Proxy Statement filed Apr. 25, 2016.)

4

B.	The Incumbent Directors’ Abuse the Advance Notice Provisions

Under Ashford Prime’s Advance Notice Provisions, individuals who are nominated for election to the Board of Directors must fill out a questionnaire. (App. 193, Ex. 8, Ashford Hospitality Prime Inc.’s Bylaws, Article 1, Section 11(a)(4).) The bylaws contemplate that the subject matter of the questionnaire will be the information required to be disclosed under the proxy rules. (App. 193, Id., the “questionnaire . . . shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder.”)

1.	The Incumbent Directors Create a Special Questionnaire Solely for the Sessa Candidates

On December 15, 2015, an Ashford Inc. employee, Jim Plohg, emailed Ashford Prime’s 2016 questionnaire to the incumbent directors. (App. 205, Ex. 9, e.g., email to S. Carter; App. 155, Ex. 6, Murphy Dep. 100:7-10.) The questionnaires provided to the incumbent directors had already been filled out for them by management, and Mr. Plohg simply requested they be executed and returned by January 15, 2016. (App. 205, Ex. 9, e.g., email to S. Carter.)

Six days later, on December 21, 2015, Sessa requested the questionnaire. Not until almost three weeks later, on January 8, 2016, did Ashford Prime’s outside counsel, Cadwalader, Wichersham & Taft (“Cadwalader”), provide Sessa with the questionnaire. (App. 252-304, Ex. 10, email from Braden McCurrach to Thomas Stephens.) Discovery has revealed that Cadwalader did not send Sessa the same questionnaire that Mr. Plohg sent the incumbent directors.3 Instead, Cadwalader sent Sessa a new and dramatically expanded questionnaire cooked up over three weeks.4

________________________

3 The incumbent directors were never required to fill out a questionnaire like the one given to Sessa, even in 2013 before they became directors. The questionnaires given to the incumbent directors remained virtually unchanged from 2013 onward. (App. 305-47, Ex. 11, 2013 Ashford Trust Questionnaire and App. 348-97, Ex. 12, 2014, App. 398-451, Ex. 13, 2015, and App. 452-500, Ex. 14, 2016 Ashford Prime Questionnaires.)

4 All of the incumbent outside directors who have been deposed testified that they were not aware that Cadwalader provided different questionnaires to the Sessa Candidates. (App. 153, Ex. 6, Murphy Dep. 98:8-15; App. 173, Ex. 7, Carter Dep. 97:1-9; App. 510, Ex. 15, McWilliams Dep. 71:17-21.) Ms. Carter further testified that she did not know why it took so long for Ashford Prime to provide the questionnaires to the Sessa Candidates, and did not review them before they were sent to the Sessa Candidates. (App. 165, 167, 170, Ex. 7, Carter Dep. 88:2-12; 90:6-21; 93:20-22.) Mr. Murphy could think of no reason why the Sessa Candidates had been provided different questionnaires. (App. 153, Ex. 9, Murphy Dep. 98:8-15.)

5

The new questionnaire added 27 questions and expanded the scope of 34 questions. (Compare App. 255-304, Ex. 10, Sessa Questionnaire Form with App. 452-500, Ex. 14.) The new questionnaire dropped all references to well-established SEC proxy rules. (App. 255-304, Ex. 10, Sessa Questionnaire Form.) These new and expanded questions were far broader than contemplated by the bylaws, which mention only the information that must be disclosed pursuant to the proxy rules. (App. 193, Ex. 8, Ashford Hospitality Bylaws, Article 1, Section 11(a)(4).)

For example, the new questionnaire demanded disclosure of each discussion with any “person or entity” regarding a laundry list of items, from the Company’s business strategy to the objectives of unrelated Company stockholders. Furthermore, copies of any “related analysis, emails, correspondence or documentation” were demanded. (App. 431-32, Ex. 10, Sessa Questionnaire Form, e.g., Questions 20(f) and (g)).

Nonetheless, each of the Sessa Candidates completed the questionnaire in the short time they were given.5 On January 14, 2016, Sessa submitted the completed questionnaires and all other information required pursuant to the Advance Notice Provisions. In all, Sessa provided approximately 430 pages of information and incorporated more by reference to its publicly-available securities filings. This information is more than enough to fulfill the purpose of the advance notice provisions, and fully satisfies all SEC proxy disclosure requirements.6

 ________________________

5 Because of the Company’s 3-week delay in providing the questionnaire to Sessa, Sessa’s nominees had only 5 business days to complete the questionnaire, unlike the 31 calendar days given to the incumbent directors to simply execute their already-completed questionnaires.

6 Sessa filed its preliminary proxy statement with the SEC on February 12, 2016, and after making a minor correction to address an SEC comment, filed its definitive proxy statement on February 26, 2016.

6

2.	Ashford Prime Uses the Questionnaire and the Advance Notice Provisions to Discriminate Against Sessa and the Sessa Candidates

On January 26, Ms. Carter wrote Sessa, asserting that the Sessa Candidates had not given complete answers to all of the questions contained in the questionnaire. (App. 517-22, Ex. 16, Carter letter to Petry.) All but 2 of the 22 issues raised by Ms. Carter involved the new or expanded questions that Cadwalader concocted specially for the Sessa Candidates. Id. The two issues on old questions were easily resolved by clarifications provided by Sessa on February 3, 2016. (App. 523-32, Ex. 17, Petry Letter to Carter.) And in an effort to resolve outstanding issues and avoid conflict, Sessa voluntarily provided additional information demanded by Ashford Prime, even though not required by the questionnaires. Id.

On February 4, 2016, Ms. Carter wrote to request more information “in order to evaluate their candidacies.” (App. 533-34, Ex. 18, Carter Letter to Petry.) Ms. Carter did not provide any details regarding what information she believed was needed; she merely indicated that she thought Sessa had not answered some questions completely. Id. On February 11, 2016, Sessa wrote back to Ms. Carter explaining that the questions were overbroad and vague. (App. 535-37, Ex. 19, Carter Letter to Petry.) Sessa made clear that the Sessa Candidates were willing to meet with the incumbent directors, but asked that Ms. Carter clarify what information Ms. Carter thought was missing from the questionnaires. See id. Ms. Carter never replied to Sessa’s request.7

________________________

7 Ashford Prime asserts that the Sessa Candidates refused to meet. This is untrue. No meeting occurred because Ashford Prime never responded to Sessa’s February 11 letter.

7

While Ms. Carter and the Company have used the Advance Notice Provisions as a cudgel against the Sessa Candidates, they have been willing to give herself and her colleagues a free pass in their much easier process. For instance, Ms. Carter has decried Mr. Livingston’s failure to immediately report a January 19 purchase of Ashford Prime stock that he made after he had submitted his Questionnaire on January 14 as “a glaring omission,” despite the fact that Sessa disclosed Mr. Livingston’s purchase of Ashford Prime stock in its proxy filings on February 4. (Ex. 7, Carter Dep. 147:8-13.) But Ms. Carter herself failed to disclose her own ownership of Company stock on two separate questionnaires. In 2014, Ms. Carter submitted a questionnaire on January 14, 2014, that reported that she owned no stock in the Company. (App. 348-97, Ex. 12.) But the Company reported that Ms. Carter owned 3,200 shares of Company stock as of December 18, 2013. (App. 587-91, Ex. 21, AHP’s Form S-11, December 18, 2013.) Similarly, on March 10, 2015, Ms. Carter submitted a questionnaire that again reported that she did not own any Company stock. (App. 592-625, Ex. 22.) Fifteen days after the deadline to submit 2015 Questionnaires, Ms. Carter “corrected” her questionnaire to report that she owned 3,200 shares of Company stock. (App. 626-680, Ex. 23.) But she was still wrong. Ashford Prime’s 2015 definitive proxy statement reports that Ms. Carter actually owned 6,400 shares of Company stock as of March 10, 2015. (App. 681-771, Ex. 24, 2015 AHP 2015 Definitive Proxy Statement.) In addition, Mr. Strong did not even submit a completed 2016 questionnaire; he merely emailed Jim Plohg a signature page to his questionnaire, and he did so ten days late after Mr. Plohg sent him a “gentle reminder” after the deadline. (App. 772-76, Ex. 25.)

C.	The Company Announces that It Will Not Count Votes in Favor of the Sessa Nominees

On April 25, 2016, the Company filed its definitive proxy statement. In its definitive proxy statement, the Company announced that it has determined that “the nominees set forth in Sessa’s proxy materials cannot properly be brought before the annual meeting of stockholders” and that the Company does “not intend to count any stockholder votes for Sessa’s proposed nominees.” (App. 16-85, Ex. 2, Ashford Prime’s Definitive Proxy Statement filed April 25, 2016.)

8

Discovery suggests that no orderly process was followed by the Board of Directors in making the decision to disqualify the Sessa Candidates. Mr. Bennett testified that although he did not think the Board formally voted on the issue, Ms. Carter presented her findings regarding the Sessa nomination materials to the Board and the Board discussed them and concurred that the materials were deficient under the Advanced Notice Requirements. (App. 135, Ex. 5, Bennett Dep. 155:12-21.) Ms. Carter likewise testified that “the nominating and corporate governance committee has, in fact, concluded that the Sessa purported nominees have not complied with . . . the advanced notice requirements,” but she could not recall whether the Board of Directors had ever voted on the matter. (App. 176, 177, Ex. 7, Carter Dep. 108:6-10, 109:10-15.) Mr. Murphy testified that the Board had decided that Ashford Prime would not count any stockholder votes for the Sessa Candidates at the annual stockholders meeting, but could not remember when that decision was made and admitted that it was not made in accordance with the process that the Board had established.8 (App. 137-57, Ex. 6, Murphy Dep. 95:24 – 96:21.)

D.	The Incumbent Directors’ Pattern of Attempting to Entrench Themselves

The Company’s improper conduct with respect to the enforcement of the Advance Notice Provisions is must also be considered in the context of a much larger pattern of conduct by which the incumbent directors. For at least the past year, the incumbent directors have consistently failed to act in the best interests of Ashford Prime and its stockholders, and have instead taken a series of defensive actions in a transparent effort to entrench themselves.

________________________

8 Murphy also testified that the Board had previously agreed upon a process pursuant to which the Nominating and Governance Committee (Ms. Carter and Mr. Strong) would make a recommendation and the outside directors would the vote, but that the Nominating and Governance Committee never made any formal recommendation. (App. 137-57, Ex. 6, Murphy Dep. 97:19-22.)

9

1.	The Proxy Penalty and Poison Put

As discussed more fully in the briefing on Sessa’s Motion for Preliminary Injunction (No. 16-cv-00527, ECF No. 13), on June 10, 2015, the Company entered into a Third Amended and Restated Advisory Agreement (the “TAAA”) with its advisors, Ashford Inc. and Ashford Hospitality Advisors LLC. (App. 783-820, Ex. 27.) The TAAA fundamentally altered the terms of the Advisory Agreement in ways that are highly detrimental to the Company. Among other things, the TAAA expanded the definition of a “Company Change of Control” to include a change in the composition of a majority of the Ashford Prime Board, and for the first time gave Ashford Inc. the power to terminate the Advisory Agreement and collect a termination fee said to be in excess of $200 million.9 (Id., Section 12(f) definition of “Change of Control.”)

2.	The Penny Preferred

On February 2, 2016, just two weeks after Sessa submitted its nomination materials, the Company announced that the Board had approved the issuance of Series C Preferred Stock (the “Penny Preferred”) for $0.01 per share to a group of Ashford corporate insiders who held non-voting units in an operating partnership. The issuance of the Penny Preferred would have given Mr. Bennett and other company insiders 13.3 % of the Company’s voting power for just $43,750, and would have broken prior assurances to the Company’s stockholders that the Company would not give voting rights to the holders of the operating partnership units. (App. 821-29, Ex. 28, Ashford Prime 8-K; App. 830-32, Ex. 29.) Ashford Prime Letter to Sessa, Mar. 10, 2016.) The Company recently rescinded the issuance of the Penny Preferred, but discovery has revealed that the Company did so because the New York Stock Exchange forced the Company to do so on threat of de-listing for violating the NYSE rules. (App. 501-16, Ex. 15, McWilliams Dep. 110:19-111:8; App. 137-57, Ex. 6, Murphy Dep. 68:18-69:1.)

________________________

9 In addition to the Proxy Penalty adopted in June 2010, the Company also included a similar “Poison Put” in Ashford Prime’s $150 million credit agreement, which provides back-stop liquidity for the Company. The Poison Put would allow the Company’s lender to require immediate repayment of any outstanding balance in the event of a change in control of the Company’s Board of Directors. (App. 1796-1802, Ex. 48, excerpt from Ashford Prime’s 2015 annual report on Form 10-K.)

10

3.	Self-Dealing Financial Transactions Benefitting Mr. Bennett

Mr. Bennett is the Chief Executive Officer and Chairman of the Board of both Ashford Prime and Ashford Inc. Upon completion of a pending merger, Mr. Bennett and his father will effectively own in excess of 50% of Ashford Inc. on a fully diluted basis. The Company has entered into a variety of inappropriate transactions with Ashford Inc., which reveal the depths of the incumbent director’s willingness to allow Chairman Bennett to take advantage of Ashford Prime for his personal benefit.

For example, in the second quarter of 2015, Ashford Prime liquidated approximately $50 million of marketable securities and invested them in a hedge fund managed by Mr. Bennett and Ashford Inc. The investment was recently unwound after it yielded substantial losses. And on July 31, 2015, Ashford Prime purchased 8.8% of Ashford Inc.’s stock for a whopping 59% premium over the trading price that day, thereby taking out Ashford Inc.’s largest outside stockholder in advance of a controversial merger agreement that Ashford Inc. would announce a few months later.

4.	The Company’s Threats Against the Sessa Parties

Jonathan Kaye of Moelis & Co., Ashford Prime’s financial advisor, met with representatives of Sessa on March 24, 2016. At the meeting, Mr. Kaye admitted to Sessa that Ashford Prime was pursuing a “strategy of declaring your nominees invalid.” (App. 12-15, Ex. 1, Kaye Notes.) He then went on to relay a litany of threats from Mr. Bennett and Mr. Bennett’s vow to “rain down a path of destruction” on Sessa in retaliation for Sessa pursuing the proxy contest. (See id.; No. 16-cv-00527, ECF No. 43-1, App. 3-6, Petry Decl. submitted as additional evidence to PI motion.) These threats, relayed by the Company’s financial advisor, confirm that Ashford Prime and its incumbent directors are hell-bent on perpetuating themselves in office.

11

APPLICABLE LEGAL STANDARDS

Under Maryland law, stockholders have the exclusive right to elect a corporation’s directors. Md. Code Ann., Corps. & Ass’ns § 2-404(b)(1) Md. Code Ann., Corps. & Ass’ns § 2-404(b)(1) " \s " § 2-404(b)(1) " \c 6. “As a corollary to their exclusive right to elect the board, the shareholders have the right to nominate candidates for directorships.” Melvin Aron Eisenberg, Access to the Corporate Proxy Machinery, 83 Harv. L. Rev. 1489, 1505 (1970) Melvin Aron Eisenberg, Access to the Corporate Proxy Machinery , 83 Harv. L. Rev. 1489 (1970) " \s " Melvin " \c 13.

It is well established that one of the most critical fiduciary duties owed by directors to stockholders is a duty to maintain the integrity of the corporate election process with scrupulous fairness, without conferring any advantage on any particular candidate.10 Shaker v. Foxby Corp., Case No. 24-C-04-007613, 2005 Md. Cir. Ct. LEXIS 16, *13 (Mar. 15, 2005) Shaker v. Foxby Corp. ,
Case No. 24-C-04-007613, 2005 Md. Cir. Ct. LEXIS 16 (Mar. 15, 2005) " \s " Shaker " \c 3 (quoting Aprahamian v. HBO & Co., 531 A.2d 1204, 1206-07 (Del. Ch. 1987) Aprahamian v. HBO & Co. ,
531 A.2d 1204 (Del. Ch. 1987) " \s " Aprahamian " \c 3).

Maryland law allows corporations to establish “advance notice provisions” – requirements in their charter or bylaws requiring stockholders who seek to nominate candidates or submit stockholder proposals to “provide advance notice of the nomination or proposal to the corporation before a date or within a period of time specified in the charter or bylaws.” Md. Code Ann., Corps. & Ass’ns § 2-504 Md. Code Ann., Corps. & Ass’ns § 2-504 " \s " § 2-504 " \c 6. However, it is well established that advance notice provisions cannot be used to discriminate against director nominees or to entrench incumbent directors. Shaker, 2005 Md. Cir. Ct. LEXIS 16 at *10; Hubbard v. Hollywood Park Realty Enters., Inc., Civil Action No. 11779, 1991 Del. Ch. LEXIS 9, *34-*35 (Del Ch. 1991) Hubbard v. Hollywood Park Realty Enters., Inc. ,
Civil Action No. 11779, 1991 Del. Ch. LEXIS 9 (Del Ch. 1991) " \s " Hubbard " \c 3. Incumbent directors breach their fiduciary duties to stockholders if they do so. Shaker, 2005 Md. Cir. Ct. LEXIS 16, at *10.

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10 The directors of a Maryland corporation owe the stockholders fiduciary duties of care, loyalty, and good faith. See Shenker v. Laureate Educ., Inc., 983 A.2d 408, 420 (Md. 2009) Shenker v. Laureate Educ. , Inc. ,
983 A.2d 408 (Md. 2009) " \s " Shenker " \c 3; see also Storetrax.com, Inc. v. Gurland, 915 A.2d 991, 1000-01 (Md. 2007) Storetrax.com, Inc. v. Gurland ,
915 A.2d 991 (Md. 2007) " \s " Storetrax.com " \c 3.

12

When advance notice bylaws unduly restrict the stockholder franchise or are applied inequitably, they will be struck down. Openwave Sys., Inc. v. Harbinger Capital Partners Master Fund I, Ltd.,
924 A.2d 228 (Del. Ch. 2007) " \s " Openwave " \c 3Openwave Sys., Inc. v. Harbinger Capital Partners Master Fund I, Ltd., 924 A.2d 228, 239 (Del. Ch. 2007.) Openwave Sys., Inc. v. Harbinger Capital Partners Master Fund I, Ltd.,
924 A.2d 228 (Del. Ch. 2007) " \s " Openwave " \c 3 “Indeed, recent Delaware case law involving the application of advance notice bylaws has relied heavily on the proposition that a bylaw should not be interpreted or applied to prevent a nomination if that interpretation or application would operate inequitably.” Lawrence A. Hamermesh, Commentaries on Delaware’s Choice: Director Nominations, 39 Del. J. Corp. L. 117, 148 (2014) Lawrence A. Hamermesh, Commentaries on Delaware’s Choice: Director Nominations,
39 Del. J. Corp. L. 117 (2014) " \s " Hamermesh " \c 13; see also JANA Master Fund, Ltd. v. CNET Networks, Inc., 954 A.2d 335, 344 (Del. Ch. 2008) JANA Master Fund, Ltd. v. CNET Networks, Inc.,
954 A.2d 335 (Del. Ch. 2008) " \s " JANA " \c 3.11

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11 Maryland courts find Delaware decisions to be “highly persuasive” on matters of Maryland corporate law. See, e.g., Kramer v. Liberty Prop. Trust, 968 A.2d 120, 133-34 (Md. 2009) Kramer v. Liberty Prop. Trust ,
968 A.2d 120 (Md. 2009) " \s " Kramer " \c 3; see also Shaker, 2005 Md. Cir. Ct. LEXIS 16, *13 (concluding that Maryland corporate law provides stockholders the same protections as Delaware law in similar factual contexts).

13

The requirements for issuance of a preliminary injunction are well known to the Court and need not be repeated here in detail. A preliminary injunction requires a showing of: (1) a substantial likelihood of success on the merits; (2) a substantial threat of irreparable injury; (3) the threatened injury to the movant outweighs the threatened harm to the party sought to be enjoined; and (4) granting the injunctive relief will not disserve the public interest. See Bluefield Water Ass’n, Inc. v. City of Starkville, Miss., 577 F.3d 250, 252-53 (5th Cir. 2009) Bluefield Water Ass’n, Inc. v. City of Starkville, Miss.,
577 F.3d 250 (5th Cir. 2009) " \s " Bluefield " \c 3.

The standards provided by the substantive law are used to determine the likelihood of success on the merits. Roho, Inc. v. Marquis, 902 F.2d 356, 358 (5th Cir. 1990) Roho, Inc. v. Marquis,
902 F.2d 356 (5th Cir. 1990) " \s " Roho " \c 3. Federal courts sitting in Texas apply the law of the state of incorporation when a corporation’s internal affairs are implicated. ASARCO LLC v. Americas Min. Corp., 382 B.R. 49, 60-61 (S.D. Tex. 2007) ASARCO LLC v. Americas Min. Corp. ,
382 B.R. 49 (S.D. Tex. 2007) " \s " ASARCO " \c 3, reconsidered in part on other grounds, 396 B.R. 278 (S.D. Tex. 2008). Ashford Prime is incorporated in Maryland, so Maryland law applies to Sessa’s claim for breach of fiduciary duties.

14

ARGUMENT

Ashford Prime claims that it is entitled to injunctive relief on the theory that the Sessa Parties have failed to provide six pieces of information it contests should have been disclosed in accordance with the Advance Notice Provisions. The Company further contends that Sessa violated Sections 13(d) and 14(a) of the Exchange Act by failing to provide the same six pieces of information in its relevant SEC filings. Ashford Prime’s Prelim. Inj. Br. (“Br.”), ECF No. 38 at 15. As explained in detail below, these claims are without merit, and Ashford Prime is thus unlikely to succeed on the merits of any of claims.

I.	Ashford Prime Cannot Establish That it Is Likely to Succeed on the Merits Because the Sessa Parties Have Not Withheld Material Information

Ashford Prime contends that the Sessa Parties failed to disclose: (1) that the Sessa Candidates have secret, undisclosed plans or proposals for Ashford Prime; (2) that their election presents “grave risks” to Ashford Prime; (3) that Sessa Candidate Phil Livingston purchased 4,000 shares of Ashford Prime stock; (4) that Mr. Livingston formed a “group” with Sessa to coordinate his purchase of Ashford Prime stock; (5) that Mr. Livingston padded his resume by falsely claiming to be a Certified Public Accountant; and (6) certain statements made by unrelated persons on a website called Value Investors Club. Br. 2-3, 16-17. All six of these allegations are without merit.

A.	The Sessa Parties Do Not Have Secret Plans or Proposals

Ashford Prime claims that the Sessa Parties failed to disclose their plans or proposals for Ashford Prime should the Sessa Candidates be elected, and thereby breached the Advance Notice Provisions and Section 13(d) and Schedule 14A of the Exchange Act. Br. 16, 19-20, 22. Specifically, Ashford Prime contends that the Sessa Candidates failed to disclose “plans to force a hasty sale [of the Company], strip the Company of its assets or force the Company to repudiate [the TAAA] and embark upon ruinous litigation.” Br. 1.

15

In its Brief in Support of its Motion for Preliminary Injunction, Ashford Prime provided absolutely no evidence for these claims. Instead, it made simply made the allegations and hoped that discovery would produce evidence to support them. Id.

Discovery has made clear that these claims are entirely without merit. Mr. Petry and Mr. Moin of Sessa Capital were deposed and their documents were produced. Mr. Petry and Mr. Moin testified in absolute and unmistakably clear terms that Sessa has no plans or proposals for the Company other than those that have been publicly disclosed in Sessa’s SEC filings. (App. 86-107, Ex. 3, Petry Dep. 76:13-15 (“we didn’t have any discussions about selling the company if we were elected”); 76:16-20 (“[w]e had no discussion on the sale of individual assets if elected”); 99:16-18 (“there was no discussion about a plan to invalidate the termination fee”); App. 833-38, Ex. 30, Moin Dep. 43:11-14 “I don’t recall any such discussions other than that [] if and when the nominees were elected, they would consider the facts available at the time”).) The documents they produced provided no substantial evidence to the contrary. Sessa Candidates Chris Wheeler and Phil Livingston were also deposed and asked numerous questions on this subject. They also testified that they have no undisclosed plans or proposals for the Company, including plans to sell the Company, strip the Company of its assets, or to unilaterally repudiate the TAAA. (App. 839-45, Ex. 31, Wheeler Dep. 56:22-57:2 (“Well, there weren’t any specific plans or strategies. The objective was to maximize his shareholder return over time and to hopefully address what he considered to be some corporate governance issues.”); App. 846-76, Ex. 32, Livingston Dep. 36:5-18 (Livingston has never had discussions regarding selling the Company or any of its assets; 37:13 – 38:8 (Livingston is not aware of any plan with regard to the Termination Fee).) Sessa Candidates Lawrence Cunningham and Daniel Silvers, who were not deposed, have submitted declarations that unequivocally state that they “have not entered into any agreements or understandings, written or oral, to sell Ashford Prime or its assets, to repudiate the Third Amended Advisory Agreement, or to vote in any particular way on any other matter that might be put to a vote of the Board of Directors, should I be elected to the Board of Directors of Ashford Prime.” (App. 3-4, Cunningham Decl.; App. 5-6, Silvers Decl.)

16

Moreover, Ashford Prime’s suggestion that Sessa plans a “hasty sale” or to force the Company into “ruinous litigation” by repudiating the TAAA simply makes no sense. As a major stockholder of Ashford Prime, Sessa has every interest in maximizing shareholder value. A “quick sale” would likely produce a discount to the actual value of the company. Likewise, embarking on ruinous litigation would only destroy shareholder value. Sessa has no interest in doing anything other than maximizing shareholder value.

B.	The Sessa Parties Did Not Fail to Disclose Risks

Ashford Prime claims that the Sessa Parties have failed to disclose “the significant consequences and economic risks to the Company and its stockholders” in the event the Sessa Candidates are elected, and that they thereby breached the Advance Notice Provisions and violated Rule 14A of the Exchange Act. Br. 16, 22. Those risks, according to Ashford Prime, are (a) that change of control provisions in the Advisory and Credit Agreements may be triggered, and (b) “grave risks” entailed by the Sessa Parties’ “secretly planned repudiation of those agreements and litigation against the Company’s counterparties.” Br. 16.

Ashford Prime’s assertion that Sessa has failed to disclose Proxy Penalty fails the “red face” test. The Proxy Penalty is the creation of the incumbent directors, so the idea that Sessa had an obligation to disclose the Proxy Penalty in Sessa’s notification materials, to the same incumbent directors that created it, is silly. Indeed, Sessa expressly discussed the Proxy Penalty in the letter transmitting its nomination materials, when it requested that Ashford Prime approve the Sessa Candidates for the purpose of the Proxy Penalty. (App. 882, Ex. 33, Sessa’s Jan. 15, 2016 nomination letter] As far back as Sessa’s September 2, 2015 Schedule 13D filing, Sessa noted that it was troubled by the Proxy Penalty. (App. 1178, Ex. 34, Sept. 2, 2015 Schedule 13D.) After the incumbent directors failed to approve the Sessa Candidates, Sessa was forced to bring suit on the Proxy Penalty and made proxy filings describing the lawsuits and the Proxy Penalty. (App. 1182-87, Ex. 35, Feb. 4, 2016 DFAN filing; App. 1188-94, Ex. 36, Mar. 14, 2016 DFAN filing.) Sessa also included a section on the Proxy Penalty in its definitive proxy statement dated February 26, 2016. (App. 112, Ex. 4.)

17

In any event, the Proxy Penalty should be no risk at all. The Delaware Court of Chancery has expressly held that when faced with contractual provisions like the Proxy Penalty which threaten to impose severe financial consequences on a company in the event of a change in the composition of the corporation’s board but the incumbent board has the power to neutralize the risk by approving the competing nominees, the incumbent directors must approve the competing nominees in order to protect the stockholders’ ability to make an uncoerced choice of directors. Kallick v. SandRidge Energy, Inc., 68 A.3d 242, 246-7, 258-61 (Del. Ch. 2013) Kallick v. SandRidge Energy, Inc. ,
68 A.3d 242 (Del. Ch. 2013) " \s " Kallick " \c 3; see also San Antonio Fire & Police Pension Fund v. Amylin Pharms., Inc., 983 A.2d 304, 306 ( Del. Ch. 2009) San Antonio Fire & Police Pension Fund v. Amylin Pharms., Inc. ,
983 A.2d 304 ( Del. Ch. 2009) " \s " San Antonio " \c 3 (holding that the incumbent directors may “approve” competing nominees as “continuing directors” without “recommending” them for election). The only potential exception to this rule is when a nominee lacks integrity or is a “known looter.” Id. As explained in detail in Sessa’s reply brief in support of its motion for preliminary injunction, because none of the Sessa Candidates fall within these limited exceptions, approval of the Sessa Candidates is the only choice the incumbent directors can make that is consistent with their fiduciary duties to the Company and its stockholders.

18

As to the second “risk,” Ashford Prime has not provided one shred of evidence that the Sessa Parties have a “secretly planned” to repudiate the TAAA. Br. 16. Mr. Petry flatly refuted any such suggestion in his deposition, as did Mr. Wheeler and Livingston. (App. 89, Ex. 3, Petry Dep. 99:16-18 (testifying that there has been “no discussion about a plan to invalidate the termination fee”); App. 842-43, Ex. 31, Wheeler Dep. 56:22-57:2 (“Well, there weren’t any specific plans or strategies. The objective was to maximize his shareholder return over time and to hopefully address what he considered to be some corporate governance issues.”); App. 852-54, Ex. 32, Livingston Dep. 37:13 – 37:8 (Livingston is not aware of any plan with regard to the Termination Fee).) In addition, Mr. Silvers and Mr. Cunningham have submitted sword declarations stating that there are no such plans. (App. 3-4, Cunningham Decl. ¶¶2-4; App. 5-6, Silvers Decl. ¶¶2-4.)

C.	The Sessa Parties Did Not Fail to Disclose Mr. Livingston’s Stock Purchase

Ashford Prime claims that Sessa and Mr. Livingston failed to disclose Livingston’s purchase of Ashford Prime common stock. Br. 16. Mr. Livingston purchased 4,000 shares of Ashford Prime common stock on January 19, 2016, five days after submitted his questionnaire. (App. 846-76, Ex. 32, Livingston Dep.) When Mr. Livingston submitted his questionnaire on January 14, it accurately stated that he held none of the Company’s securities. After learning of Mr. Livingston’s purchase, Sessa publicly disclosed the purchase in an SEC filing on February 4, 2016.12 (App. 1187, Ex. 35.) And on February 12, 2016, Sessa filed its preliminary proxy statement, which included in Appendix A a complete list of all trades by Sessa and Livingston, as required by the proxy rules. (App. 1216, Ex. 37.)

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12 Sessa’s initial SEC filings contained a typo and incorrectly listed the date of purchase as January 9, 2016. When asked about this in a February 21, 2016 letter from Cadwalader, Sessa promptly informed the Company of the mistake (App. 1224-5, Ex. 38, Stephens letter to Wainstein.) and later corrected the error in Sessa’s definitive proxy statement. (App. 104-113, Ex. 4.)

19

Ashford Prime appears to contend that Sessa had an obligation to inform the Company directly when it learned of Mr. Livingston’s purchase. While the Advance Notice Provisions require nominating stockholders (Sessa) to inform the Company of “material” changes within two business days of the nominating stockholder becoming aware of those changes, (App. 194, Ex. 8, Ashford Hospitality Bylaws, Article 1, Section 11(c).), Mr. Livingston’s purchase of a mere 4,000 shares of common stock for approximately $40,000 was not material.13 According to the Company’s proxy statement, as of March 31, 2016 there were 28,461,747 shares of common stock outstanding and entitled to vote; Mr. Livingston’s 4,000 shares represents less than .000016% of the Company’s common stock. In any event, Ashford Prime was informed of the acquisition by Sessa’s SEC filings shortly after the acquisition and more than four months in advance of the June 10, 2016 stockholder meeting, plenty of time to accomplish the purpose of advance notice provisions allow for full information to be distributed to stockholders in advance of the annual meeting. See Hubbard, 1991 Del. Ch. LEXIS 9, at *40).

It is very hard to understand why Sessa or Mr. Livingston would have viewed Livingston’s purchase of a mere 4,000 shares of stock to be material information that the Company urgently needed to be informed of. This small acquisition triggered no SEC disclosure requirements, nor would it have done so even if Mr. Livingston were treated as part of a group with Sessa.14 Indeed, Mr. Bennett testified that he views stock ownership by the directors as a good thing. Indeed, Mr. Bennett testified that he thinks it’s generally a good idea” for a company’s independent directors to own stock in that company. (App. 121, Ex. 5, Bennett Dep. 82:17-22.)

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13 The record is unclear as to when exactly Sessa learned of Mr. Livingston’s purchase.

14 In Mr. Livingston’s deposition, counsel for the Company suggested that Mr. Livingston failed to fully respond to all questions in his questionnaire by not detailing Sessa’s stock ownership. However, Mr. Livingston did include a handwritten note below the definition of “Related Person” in the instructions to the questionnaire stating: “See John Petry’s response as to related person responses and information.” (App. 1229, Ex. 39.) This is just another example of a trap laid by the Company’s counsel. It makes absolutely no sense to expect Mr. Livingston to be in possession of detailed information concerning the stock ownership of Sessa Capital.

20

D.	The Sessa Parties Have Not Formed a “Group” with Mr. Livingston

Ashford Prime claims that Mr. Livingston’s stock purchase “also triggered an obligation under the Advance Notice Requirements to disclose his group status” and that the failure to disclose his “group” status is a violation of the Advance Notice Provisions and Section 13(d) of the Exchange Act. Br. 17, 18-19. Ashford Prime seems to be alleging that Sessa and Mr. Livingston acted in concert or as a partnership in connection with his purchase of Ashford Prime common stock. Id. But Mr. Livingston was not acting in concert with anyone else when he purchased his stock. Mr. Petry, Mr. Moin and Mr. Livingston all testified that Mr. Livingston did not clear his purchase of shares with Sessa and that he was not acting as part of a group with Sessa in making that acquisition. (App. 86-107, Ex. 3, Petry Dep. 44:13-14 (“any stock that Mr. Livingston bought, he did on his own”); (App. 846-876, Ex. 32, Livingston Dep. 67:7-9 (Q. Before purchasing the stock, did you seek the authorization of Sessa to do so? A. No.”) Rather, Mr. Livingston testified that he purchased the shares on his own, as it is his common practice as a director of several public companies to purchase some of the company’s stock because he “think[s] it’s very important for directors to own stock in the company, to align themselves with the shareholders[.]” (App. 846-76, Ex. 32, Livingston Dep. 64:1-3.)

Ashford Prime also argues that the indemnification agreements Sessa entered into with each of the Sessa Candidates “supports a finding that Mr. Livingston formed an undisclosed group with Sessa.” Mot. at 19. Sessa disclosed those indemnification agreements in its director nomination materials and in its proxy materials. (App. 877-1168, Ex. 33, See attachments to 20160114 Stephens letter to Brooks Submitting Questionnaires.) They have nothing to do with forming a “group” by agreeing “to act together for the purpose of acquiring, holding, voting or disposing of equity securities of an issuer” (17 C.F.R. § 240.13d–5 (b)(1) 17 C.F.R. § 240.13d–5 (b)(1) " \s " 17 C.F.R. § 240.13d–5 (b)(1) " \c 6)15

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15 Even if Sessa and Mr. Livingston were a group, Ashford Prime’s claim has been mooted because all information concerning Mr. Livingston required by SEC rules to be disclosed by group members has been disclosed in Sessa’s Schedule 13D filings. (App. 1287-96, Ex. 40.)

21

Ever more desperate, Ashford Prime levels the reckless charge that “Mr. Livingston may have violated the insider trading laws by trading while in possession of material, non-public information relating to Sessa’s secret plans for the Company and its assets.” Br. 19, 22. As explained above, because Sessa has no secret plans, Mr. Livingston was not in possession of material non-public information concerning Ashford Prime or Sessa’s plans, and could not have engaged in insider trading.16 See, e.g., SEC v. Gonzalez de Castilla, 184 F. Supp. 2d 365, 376-80 (S.D.N.Y. 2002) SEC v. Gonzalez de Castilla ,
184 F. Supp. 2d 365 (S.D.N.Y. 2002) " \s " SEC " \c 3 (granting summary judgment to certain defendants on SEC’s insider trading claims where defendants did not possess any material nonpublic information at the time of the trades).

E.	Mr. Livingston Has Not Engaged in “Resume Padding”

Ashford Prime claims that Mr. Livingston “falsely held himself out to be a Certified Public Accountant despite the fact that his CPA license expired over a decade ago.” Br. 17. Ashford Prime bases this accusation on Mr. Livingston’s response to a question on the questionnaire that asked his to “describe all experience, qualifications, attributes and skills that you believe are relevant to your service as a director (e.g., industry, financial, international, or marketing experience), including your educational background.” (App. 1226-86, Ex. 39.) In his response to this question, listed “CPA” along with his MBA, his numerous public company directorships and numerous public company executive officer positions. Id.

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16 Given that Mr. Livingston sits on the boards of several public companies, this unsubstantiated accusation of insider trading was highly inappropriate. The effort to denigrate Mr. Livingston appears to be part-in-parcel of Mr. Bennett’s announced strategy to “rain down a path of destruction” on Sessa and the Sessa Candidates in retaliation for pursuing the proxy contest.

22

There was nothing misleading in Mr. Livingston listing “CPA” in response to this question. The question did not ask Mr. Livingston about professional licenses. It was an expansive question asking Mr. Livingston to describe his relevant “experience,” “skills” and “education.” Mr. Livingston has served as a CFO of several corporations and was a licensed CPA for many years. (App. 846-876, Ex. 32, Livingston Dep. 23:10-12 (“I’ve chaired many audit committees on public company boards. It’s natural. I was originally a CFO[.]”); 98:2-5 (“I held [a CPA] license for over 20 years”) He simply gave up his license because he no longer required it.17 (App. 86-107, Ex. 3, Livingston Dep. 155:10-24.) The fact that he was trained as CPA and practiced as a CPA for many years is part of his experience, skillset and educational background. Even Mr. Bennett testified that having CPA training “could be” beneficial for a board. (App. 114-136, Ex. 5, Bennett Dep. 82:24-82.4.)

Mr. Livingston’s response must also be considered in context. Mr. Livingston was not applying for a position at a public accounting firm, or even for a position as the Company’s chief accounting officer. He was submitting materials relevant to his candidacy to be elected to the Board of Directors. In that position, there is absolutely no need for Mr. Livingston to have a current CPA license. (App. 846-76, Ex. 32, Livingston Dep. 156:17-20.)

In fact, Ashford Prime’s Chief Operating Officer and General Counsel, David Brooks has likewise held himself out as a “CPA” after his license had expired. In its 2003 initial public offering, Ashford Hospitality Trust, Ashford Prime’s predecessor, described Mr. Brooks as a CPA. (App. 1297-1583, Ex. 41.) But Mr. Brooks’s CPA license expired on December 31, 1987. (App. 1584-85, Ex. 42.) In short, Ashford Prime’s contention that Livingston should be disqualified for listing “CPA” in his questionnaire is feigned and inconsistent with its own past conduct.

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17 Mr. Livingston’s licenses (he held licenses both in California and New Jersey) were not suspended or revoked for any disciplinary reason. Mr. Livingston simply stopped paying dues and let the licenses lapse. He could re-activate his license simply by paying dues and taking certain continuing professional education courses. (App. 846-76, Ex. 32, Livingston Dep. 155:10-24; 98:14-16.)

23

F.	The Sessa Parties Have Not Posted Statements About Ashford Prime on the Value Investors Club Website

Ashford Prime claims that Sessa “failed to disclose relevant information from the Value Investors Club in Sessa’s proxy materials” in violation of Section 14(a) and Rule 14a-9 of the Exchange Act. Br. 17, 22. Value Investors Club is an online forum on which individuals can post investment ideas. Although Mr. Petry is one of the founders and administrators of the website, he does not exercise editorial control over what is posted by the members.18 (App. 86-87, Ex. 3, Petry Dep. 126:4-21.)

Only statements on Value Investors Club made by the Sessa Parties or persons controlled by them need to be disclosed in Sessa’s proxy materials. See 17 CFR § 240.14a-17(b) 17 CFR § 240.14a-17(b) " \s " 17 CFR § 240.14a-17(b) " \c 6 (“No shareholder, registrant, or third party acting on behalf of a shareholder or registrant, by reason of establishing, maintaining, or operating an electronic shareholder forum, will be liable under the federal securities laws for any statement or information provided by another person to the electronic shareholder forum.”) Discovery has established that neither Sessa nor anyone under its control has made any statements on the Value Investors Club website regarding Ashford Prime. (App. 86-107, Ex. 3, Petry Dep. 131:19; 133:32.) While the website includes a handful of postings that refer to Ashford Prime, those statements were all made by third parties who are not participants in the proxy contest and who are not controlled by or associated with the Sessa Parties. Id. As a result, Mr. Petry and the other Sessa Parties have no obligation to disclose any statements made on the Value Investors Club website.

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18 Mr. Petry is one of several people who is authorized to remove offensive or inappropriate content. (App. 86-87, Ex. 3, Petry Dep. 126:4-21.)

24

II.	Ashford Prime Is Not Likely to Succeed on the Merits Because the It Has Applied the Advance Notice Provisions in a Discriminatory and Inequitable Manner

It is well established that advance notice provisions are not to be enforced by the courts if applied by the Company in a discriminatory or inequitable manner. Openwave, 924 A.2d at 239 (noting that “when advance notice bylaws unduly restrict the stockholder franchise or are applied inequitably, they will be struck down.”) (citing Hubbard, 1991 Del. Ch. LEXIS 9 at *34-35); Sherwood v. Chan Tze Ngon, 2011 Del. Ch. LEXIS 202, *50-53 & n. 95 (Del. Ch. 2011) S herwood v. Chan Tze Ngon ,
2011 Del. Ch. LEXIS 202 (Del. Ch. 2011) " \s " Sherwood " \c 3 (granting TRO after company purported to disqualify board nominee and noting that the advance notice provisions were being used to frustrate the stockholders’ voting rights); see also Shaker, 2005 Md. Cir. Ct. LEXIS 16 at *10 (examining Delaware authorities on the unenforceability of advance notice provisions applied in a discriminatory way to frustrate stockholder voting rights and concluding that “Maryland law provides the same protection to shareholder voting rights”).

In her deposition, Ms. Carter admitted that the bylaws contain “one process” that applies “to anybody who would like to be - - who would like to seek election to the board of directors of Ashford Hospitality Prime.” (App. 158-85, Ex. 7, Carter Dep. 168:9-20.) However, the actions of Ms. Carter and her fellow incumbent directors have been completely inconsistent with the evenhanded application of the Advance Notice Provisions.

25

The record plainly reveals a pattern of improper discrimination. As discussed above, the Sessa Candidates were provided a special form of questionnaire that was far more onerous than the form provided to the incumbent directors and that was intentionally untethered from the proxy rules referenced in the Company’s bylaws. The Company has criticized the Sessa Candidates’ submissions as incomplete based on alleged deficiencies that have never been viewed as problematic when committed by the incumbent directors. Specifically, the Company has complained that the disclosure of Mr. Livingston’s purchase of 4,000 shares was untimely, but Ms. Carter the Chair of the Nomination and Governance Committee, also failed to timely (or accurately) disclose her share ownership in two of her questionnaires. The Company also complained that Mr. Livingston held himself out as a CPA, but the Company’s own questionnaire called for disclosure of that information the Company’s COO and General Counsel was identified as a CPA in SEC filings by the Company’s predecessor despite the fact that his license had expired.

The record here also supports a finding that the Company has applied the advance notice provisions inequitably. The alleged omissions or inaccuracies relied on by the Company can only be described as trivial and feigned for the very purpose of invalidating the Sessa Candidates. For example, Sessa has been engaging the Company about the Proxy Penalty at least since December and commenced litigation over the Proxy Penalty in early February. It is thus silly for the Company to suggest that Sessa has not disclosed the “risks” associated with the Proxy Penalty. Sessa has made numerous, fulsome public disclosures with the SEC detailing the risks associated with the Proxy Penalty, Sessa’s stock purchases, the qualifications and backgrounds of its nominees, and its plans and proposals for the Company. Ashford Prime can point to no material information that has been withheld from it or the Company’s stockholders.

The Company’s financial advisor has admitted that the Company is pursuing a “strategy of declaring [the Sessa] nominees invalid” and the record fully confirms that is the Company’s strategy. Indeed, it is interesting to say the least, that the substance of all of the relevant board minutes have been redacted as privileged. The Company’s financial advisor has admitted that the Company is pursuing a “strategy of declaring [the Sessa] nominees invalid” and the record fully confirms that is the Company’s strategy.  Indeed, it is interesting to say the least, that the substance of all of the relevant board minutes have been redacted as privileged.  (App. 1588-1795, Ex. 44-47, December through April Board Minutes.)  It is also telling that other than Ms. Carter and Mr. Bennett, the Company’s directors testified that they have not even reviewed any of the questionnaires submitted by the Sessa Candidates.  (App. 501-16, Ex. 15, McWilliams Dep. 67:15-23; App. 137-57, Ex. 6, Murphy Dep. 49:2-5.)

26

III.	Ashford Prime Is Unlikely to Prevail on the Merits Because it Has No Standing to Bring a Section 14(a) Claim

Ashford Prime’s claims under Section 14(a) of the Exchange Act are unlikely to succeed on the merits for the additional reason that it has no standing to bring them. The Fifth Circuit has held that “voting rights are critical to standing under section 14(a).” See 7547 Corp. v. Parker & Parsley Dev. Partners, L.P., 38 F.3d 211, 230 (5th Cir. 1994) 7547 Corp. v. Parker & Parsley Dev. Partners, L.P. ,
38 F.3d 211 (5th Cir. 1994) " \s " 7547 Corp. " \c 3 (citations omitted); see also Tenet Healthcare Corp. v. Cmty. Health Sys., Inc., 839 F. Supp. 2d 869, 871 (N.D. Tex. 2012) (Lynn, C.J.) Tenet Healthcare Corp. v. Cmty. Health Sys., Inc. ,
839 F. Supp. 2d 869 (N.D. Tex. 2012) (Lynn, C.J. " \s " Tenet " \c 3. Ashford Prime is the only party bringing the instant motion. As the “target corporation” in this proxy contest, it has no voting rights. It thus has no standing to bring Section 14(a) claims.

CONCLUSION

For the foregoing reasons, the Sessa Parties respectfully submit that Ashford Prime’s Motion for Preliminary Injunction should be denied and that the Court should instead enter a preliminary injunction prohibiting the Company and incumbent directors from disqualifying the Sessa Candidates or refusing to count stockholders’ votes in their favor.

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Dated: May 4, 2016

SKIERMONT DERBY LLP

s/ Paul J. Skiermont

Paul J. Skiermont

Texas State Bar No. 24033073

Email: pskiermont@skiermontderby.com

Eliot J. Walker

Texas State Bar No. 24058165

Email: ewalker@skiermontderby.com

Shellie Stephens

Texas State Bar No. 24079398

Email: sstephens@skiermontderby.com

2200 Ross Ave., Suite 4800W

Dallas, Texas 75201

Telephone No.: (214) 978-6600

Facsimile No.: (214) 978-6601

Of Counsel:

BARTLIT BECK HERMAN PALENCHAR & SCOTT LLP

Glen E. Summers (Pro Hac Vice)

Email: glen.summers@bartlit-beck.com

Joseph Doman (Pro Hac Vice)

Email: joe.doman@bartlit-beck.com

John M. Hughes (Pro Hac Vice)

Email: john.hughes@bartlit-beck.com

1899 Wynkoop Street, 8th Floor

Denver, Colorado 80202

Telephone No. (303) 592-3100

Facsimile No.: (303) 592-3140

John D. Byars (Pro Hac Vice)

Email: john.byars@bartlit-beck.com

Courthouse Place

54 W. Hubbard St., Suite 300

Chicago, Illinois 60654

Telephone No. (312) 494-4400

Facsimile No.: (312) 494-4440

Attorneys for Sessa Capital (Master), L.P., Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, John E. Petry, Philip B. Livingston, Lawrence A. Cunningham, Daniel B. Silvers, Chris D. Wheeler

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CERTIFICATE OF SERVICE

On May 4, 2016, I electronically submitted the foregoing document with the clerk of court for the U.S. District Court, Northern District of Texas, using the electronic case filing system of the court. I hereby certify that I have served all counsel and/or pro se parties of record electronically or by another manner authorized by Federal Rule of Civil Procedure 5(b)(2).

s/ Paul J. Skiermont

Paul J. Skiermont

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